AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT, dated as Of July 7, 1998 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 26, 1997 (as amended from time to time, the "Loan Agreement"), by and between ON-POINT TECHNOLOGY SYSTEMS, INC., dba Lottery Enterprises ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                    RECITALS

         WHEREAS, Borrower has requested that Coast make certain amendments to the Loan Agreement, including (i) increasing the Credit Limit to Five Million Dollars ($5,000,000), (ii) reducing the interest rate on the line of credit, and
(iii) permitting Borrower's acquisition of all of the capital stock of VendTek, Inc., a corporation formed under the laws of Canada; and

         WHEREAS, Coast has given its approval to such requests in Accordance with the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AMENDMENT

         Section 1.      AMENDMENT TO SECTION 5.5 OF THE LOAN AGREEMENT.
Section 5.5 (b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "(b) acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), PROVIDED HOWEVER, that Borrower shall be permitted to acquire the capital stock of VendTek, a corporation formed under the laws of Canada ("VendTek"), in accordance with the terms of that certain Agreement of Purchase and Sale of Stock, dated as of-------, 1998, by and among Borrower, Shellborn Enterprises Ltd., Dover Management Ltd., VendTek and certain other parties (the "VendTek Purchase Agreement") SO LONG AS (1) no Default or Event of Default has occurred and is continuing, or will result therefrom, and (2) Coast shall have received evidence satisfactory to Coast that, after giving effect to the transactions contemplated by the VendTek Purchase Agreement, the assets and capital






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     stock of VendTek shall be free and clear of all Liens, other than Permitted
     Liens, (3) Borrower, VendTek and all of VendTek's subsidiaries shall have executed and delivered to Coast an amended and restated loan and security agreement in the form of this Agreement, and otherwise in form and substance satisfactory to Coast, together with such other agreements, instruments and documents as Coast shall require in connection therewith (including, without limitation, a joint and several borrower rider, UCC-1 Financing Statements and Fixture Filings, intellectual property security agreements and a collateral assignment of the VendTek Purchase
     Agreement), all duty executed and in form and substance satisfactory to Coast, and (4) Coast shall have received evidence satisfactory to Coast that all of the assets of VendTek and its subsidiaries are subject to Coast's first priority Lien in accordance with the terms of this Agreement."

         Section 2.      AMENDMENT TO SECTION 8 OF THE LOAN AGREEMENT.
Section 8 of the Loan Agreement is hereby amended by deleting the definitions of "Applicable Amount", "Eligible Foreign Receivables", and "Eligible Receivables" in their entirety and adding the following new definitions in Appropriate alphabetical order:

                  "'Applicable Amount' means two percent (2%) per annum, provided that the Applicable Amount shall be reduced to the per annum percentage set forth below under Applicable Amount for each Applicable Period if the Chief Financial Officer of Borrower delivers a certificate to Coast no later than the first day of the Applicable Period certifying that
     (i) Borrower has NPAT for the immediately preceding 12-month period equal to or greater than the NPAT set forth below for such Applicable Period,
     (ii) no Default or Event of Default has occurred and is continuing under this Agreement and the other documents and agreements executed in connection with this Agreement and (iii) Borrower is entitled to the reduced Applicable Amount corresponding to the NPAT and Applicable Period set forth below:

     NPAT                         Applicable                        Applicable
                                  Period                            Amount

     >$2,500,000 for the prior   March 31, 1998-March 31, 1999      1.5%
             12-month period
             ending with such
             12-month period

     >$3,000,000 for the prior   March 31, 1999-Maturity Date       1.0%"
             12-month period
             ending with such
             12-month period

                  "'ELIGIBLE FOREIGN RECEIVABLES' means Receivables arising from Borrower's customers located outside the United States or Canada, provided






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     that (1) the Borrower's goods are shipped backed by a letter of credit, or
     (ii) the Borrower's goods are shipped to a large or rated company having a verifiable credit history, or (iii) Borrower's goods are shipped to a foreign subsidiary of a customer of Borrower that is a company that was formed and has its primary place of business within the United States, or
     (iv) Borrower's goods are shipped to a large foreign corporation acceptable to Coast in its sole and absolute discretion, or (v) Borrower's goods are shipped to a foreign company with a Dun & Bradstreet rating acceptable to Coast in its sole and absolute discretion, or (vi) Borrower's goods are shipped to a company that has credit insurance acceptable to Coast in its sole and absolute discretion."

                  "'ELIGIBLE RECEIVABLES' means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services to Borrower's customers in the United States and Canada, which Coast, in its good faith business judgment exercised in a commercially reasonable manner in accordance with industry standards, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate."

                  "'NPAT' means, for the period of determination, Borrower's consolidated net income for such period minus the amount of Borrower's consolidated federal, state and local income tax expense for such period, calculated in accordance with generally accepted accounting principles, consistently applied."

         Section 3.      AMENDMENT TO SECTION I OF THE SCHEDULE.
The text of Section I of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "Loans in a total amount at any time outstanding not to exceed the lesser of a total of Five Million Dollars ($5,000,000) at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a), (b), (c),
     (d), (e) and (f) below:

                  "(a) RECEIVABLE LOANS. Loans in an amount not to exceed:

                    (1) sixty percent (60%), of the amount of Borrower's Eligible Receivables (as defined in Section 8 above) with eligibility up to ninety (90) days past invoice date; or

                    (2) on and after September 1, 1997, eighty percent (80%) of the amount of Borrower's Eligible Receivables with eligibility up to ninety (90) days past invoice date, if the average Dilution for the period from the date of this Agreement to and




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                          including August 31, 1997 has been less than ten
                          percent (10%) of the amount of Borrower's Eligible Receivables with eligibility up to ninety (90) days past invoice date;

                    (3) sixty percent (60%), of the amount of Borrowers Eligible Foreign Receivables, PROVIDED HOWEVER that, in each case, the aggregate amount outstanding at any one time based upon the Eligible Foreign Receivables shall not exceed, at any time, $250,000, plus

                  "(b) INVENTORY LOANS. Loans (the "Inventory Loans") in an amount not to exceed fifty percent (50%) of the value of Borrower's Eligible inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, PROVIDED HOWEVER, that the aggregate amount of all outstanding Inventory Loans from time to time shall not exceed $1,250,000, plus

                  "(c) ITR LEASE COLLECTIONS LOANS. Loans in an amount not to exceed the lesser of:

                     (1) eight (8) times the average monthly lease collections (for the rolling period of twelve (12) consecutive months ending on the last day of each month) on leases of the instant ticket retailer vending terminals for instant scratch-off lottery tickets (the "ITR's"); or

                     (2) seventy-five percent (75%) of the aggregate Net Present Value of the projected rental revenues from the lease of the ITRS, plus

                  "(d) ITR SERVICE COLLECTIONS LOANS. LOANS in an amount not to exceed the lesser of:

                     (1) four (4) times the average monthly service collections (for the rolling period of twelve (12) consecutive months ending on the last day of each month) on service agreements related to the ITRS; or

                     (2) fifty percent (50%) of the aggregate Net Present Value of the projected revenues derived from the servicing of the ITRS, plus

                  "(e) DCR LEASE COLLECTIONS LOANS. Loans in an amount not to exceed the lesser of:






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                     (1)  eight (8) times the average monthly lease collections
                          (for the rolling period of twelve (12) consecutive months ending on the last day of each month) on leases of debit card retailer vending terminals for prepaid telephone calling cards (the "DCRs"), excluding any lease collections arising from the lease of the DCRs to Fone America ("FA"); or

                     (2) seventy-five percent (75%) of the aggregate Net Present Value of the projected rental revenues from the lease of the DCRs, excluding the projected rental revenues from the lease of the DCRs to FA, plus

                  "(f) FA/NON-SUPERAGENT LEASE COLLECTIONS LOANS. Loans in an amount not to exceed the lesser of:

                     (1) four (4) times the average monthly Non-SuperAgent lease collections (for the rolling period of twelve
                          (12) consecutive months ending on the last day of each month) on leases of DCR's to FA; or

                     (2) fifty percent (50%) of the aggregate Net Present Value of the projected Non-SuperAgent rental revenues from the lease of the DCRs to FA."

         Section 4.      AMENDMENT TO SECTION 2 OF THF- SCHEDULE.
Section 2 of the Schedule to the Loan Agreement is hereby amendment is here By Amended by deleting such section in its entirety and replacing it with the following:

                "2. INTEREST

                "Interest Rate
                (Section 1.2):        A rate equal to the "Prime Rate" plus
                                      the Applicable Amount per annum,
                                      calculated on the basis of a 360-day
                                      year for the actual number of days
                                      elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime
                                      Rate" in effect during said month, but
                                      in no event shall the rate of interest
                                      charged on any Loans in any month be
                                      less than 9% per annum.  "Prime Rate"
                                      means the actual "Reference Rate" or




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                                      the substitute therefor of the Bank of
                                      America NT & SA whether or not that
                                      rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

                "Minimum Monthly
                Interest
                (Section 1.2):        $15,000 per month."

         Section 5.      AMENDMENT TO SECTION 3 OF THE SCHEDULE.
Section 3 of the Schedule to the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            "3. FEES
                (Section 1.3):

                "Loan Fee:           $20,000, payable July 7, 1998.

                "Facility Fee:       $5,000 per quarter, payable in advance on
                                     the date of this Agreement and on the first day of each January, April, July and October occurring thereafter.

                "Audit Fee:          $750 per audit day."

         Section 6.      CONDITIONS PRECEDENT.
The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of the following:

             (a) Opinion of Borrower's Counsel. Coast shall have received a date down opinion of Borrower's counsel with respect to this Amendment and the warrant described below in the form-of the opinion previously rendered to Coast from such counsel and otherwise in form and substance satisfactory to Coast in its sole and absolute discretion;

             (b) Corporate Documents. Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Amendment, the warrant described below and the other documents contemplated hereby and thereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each





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   Case certified by the Secretary or other acceptable officer of Borrower as of the date of this case certified Amendment;

             (c) Warrant. Coast shall have received a warrant duly executed by Borrower for the purchase of 10,000 shares of common stock of Borrower at an exercise price equal to the closing price of Borrower's common stock on the date of execution of this Amendment as reported in the Wall Street Journal or similar newspaper. The warrant shall have an exercise period expiring 5:00 p.m., Los Angeles time, on May 5, 2000, and shall be in form of the Warrant previously issued by Borrower to Coast and shall otherwise be in form and substance satisfactory to Coast;

             (d) Amendment. Coast shall have received this Amendment duly executed by Borrower; and

             (e)     Loan Fee.  Coast shall have received the $20,000 Loan Fee.

         Section 7.      ENTIRE AGREEMENT.
The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter thereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

         Section 8.      CONFLICTING TERMS.
In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         Section 9.      MISCELLANEOUS.
This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be







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   executed in any number of counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Amendment by signing such counterpart.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                       BORROWER:

                                       ON-POINT TECHNOLOGY SYSTEMS, INC., dba
                                       Lottery, Enterprises a Nevada Corporation


                                       By:/s/ Frederick Sandvick
                                              Chief Executive Officer



                                       By:/s/ Ken Hoitt
                                              Secretary


                                       COAST:

                                       COAST BUSINESS CREDIT,
                                       a division of Southern Pacific Bank


                                       By:/s/ John Browne
                                       Title: Vice President